Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Shep Dunlap (Investors)
	+1-847-943-5678	+1-847-943-5454
	news@mdlz.com	ir@mdlz.com

Mondelēz International Highlights Progress

on Margin Improvement and Growth Strategies

•	Affirms 2016 and 2018 Adjusted Operating Income[1] margin targets

•	Expects Free Cash Flow[1] to double by 2018

•	Enters world’s largest chocolate market with iconic Oreo brand

BOSTON – Sept. 7, 2016 – At the Barclays Global Consumer Staples Conference today, Mondelēz International outlined its compelling total return framework, including significant ongoing progress reducing costs and expanding Adjusted Operating Income margin. The company also updated investors on its strategies to accelerate growth, including a major foray into both the mainstream and premium segments of the U.S. chocolate category with its Oreo and Green & Blacks brands.

“Our advantaged platform positions us as one of the few industry players with the assets and ambition to deliver strong, sustainable growth on both the top and bottom lines, while we also return significant cash to our shareholders,” said Brian Gladden, Executive Vice President and Chief Financial Officer. Since the launch of the company in October 2012, Mondelēz International has delivered total shareholder return of 72 percent, which has outpaced both the S&P 500 and its consumer staples peers.

Continuing to Expand Adjusted Margins and Improving Cash Flow

Gladden underscored several of the company’s recent achievements, including increasing marketing support behind Power Brands, improving net productivity to world-class levels and significantly reducing overheads, thanks to zero-based budgeting and the expansion of a global shared services capability.

Mondelēz International has expanded Adjusted Operating Income margin by more than 450 basis points2 since 2013, while delivering Adjusted EPS growth at constant currency1 of more than 17 percent2 a year. Building on this momentum, the company continues to target Adjusted Operating Income margin of 15-16 percent in 2016 and 17-18 percent in 2018.3

“Cash flow generation will increasingly be a strength,” Gladden said. “With expanding margins, lower capital expenditures, strong working capital performance and declining restructuring spend, we’re on track to deliver Free Cash Flow of at least $1.4 billion in 2016, and we expect to double that number in 2018.”3

Reinventing the Supply Chain and Delivering World-Class Productivity

Daniel Myers, Executive Vice President, Integrated Supply Chain, highlighted how Mondelēz International is now consistently delivering world-class net productivity and progressing to best-in-class cash management, improving its cash conversion cycle from 33 days in 2012 to an expected minus 20 days in 2018.

“The transformation of our end-to-end supply chain is driving this progress,” Myers said. “Today, we have 50 Lines of the Future on stream that deliver speed and flexibility. As we replace old and inefficient production lines, we also realize substantial conversion cost savings. In addition, we now have more than half of our Power Brands on advantaged assets, and we’ve dramatically reduced complexity in terms of the SKUs we produce and the number of suppliers.”

Accelerating Growth by Addressing Key Consumer Trends

Tim Cofer, Chief Growth Officer, provided an update on the company’s strategies to accelerate revenue growth, which center on contemporizing the core portfolio through fearless marketing and well-being snacks, filling key consumer and geographic white spaces, and driving sales and channel ubiquity, especially through e-commerce.

“As we generate more cost savings, we’re bringing A&C support to leadership levels in our categories and brands,” Cofer said. “But it’s not simply about investing more money. We’re also improving the impact of our marketing in terms of messaging and media.” Cofer noted that the company is shifting more spending to digital and social with strategic partners like Google, Twitter and Facebook. He also shared several examples of fearless marketing campaigns that are delivering higher returns on investment, meaningful growth and share gains.

Mondelēz International has also made well-being a priority and is on pace to become the global leader in well-being snacks by 2020. To reach this goal, the company is simplifying and enhancing the ingredient and nutritional profile of its base business while also introducing breakthrough innovations. For example, the company’s Wholesome Thins platform, which includes Oreo Thins, Chips Ahoy! Thins, Ritz Crisp & Thin and Good Thins biscuits, will surpass $300 million in sales this year, only two years after the launch of the platform in China.

Entering the U.S. Chocolate Market with Oreo and Green & Blacks

To continue to fill geographic white spaces, Mondelēz International announced a major expansion into the U.S. chocolate market, where the company has only a small presence today.

“With our strong brands and global expertise in chocolate, we see enormous potential to grow our U.S. business and expand the category,” Cofer said. “The U.S. is the world’s largest chocolate market, valued at $14 billion. However, per capita consumption is only about half that of many developed European chocolate markets.”

In the mainstream segment, the company is pairing Oreo, America’s favorite cookie, with Milka, one of Europe’s most iconic chocolate brands. This unique cross-category innovation is already a proven global success, available today in over 20 countries, where it has delivered new buyers to the category and velocities that are more than double the category average.

In the premium segment, Mondelez International is dramatically expanding its Green & Blacks offering, maintaining the brand’s heritage of providing the finest ingredients from sustainable and ethical sources. The new Green & Blacks range will feature 70 percent dark chocolate in tablets as well as sharing and gift packs. The recipe sustainably sources cocoa through the Cocoa Life program, and contains no artificial colors, flavors or preservatives.

Building an Industry-Leading E-Commerce Business

Finally, Cofer outlined how the company is strengthening its sales and distribution capabilities, enhancing in-store execution and building best-in-class routes to market, especially in emerging markets. A key part of this strategy is to build an industry-leading e-commerce snacks business, targeting at least $1 billion in revenue by 2020.

To reach this goal, the company has built a dedicated cross-functional team of internal colleagues and experienced talent from leading e-commerce companies to drive stronger execution. For example, the relaunch of belVita biscuits at Amazon generated a sales lift of more than 60 percent, while a recent live video stream with two of China’s hottest celebrities on Alibaba’s Tmall platform generated a tenfold increase in Oreo’s e-commerce sales. Through the first six months this year, the company’s global e-commerce sales were up more than 30 percent, while in China, online sales have more than doubled.

A live audio webcast of today’s presentation will be available in the investors section of the company’s website (www.mondelezinternational.com), and an archived replay of the presentation with accompanying slides will be available on the website following the webcast. The company will be live tweeting from the event at www.twitter.com/MDLZ.

About Mondelēz International

Mondelēz International, Inc. (NASDAQ: MDLZ) is a global snacking powerhouse, with 2015 net revenues of approximately $30 billion. Creating delicious moments of joy in 165 countries, Mondelēz International is a world leader in biscuits, chocolate, gum, candy and powdered beverages, with billion-dollar brands such as Oreo, LU and Nabisco biscuits; Cadbury, Cadbury Dairy Milk and Milka chocolate; and Trident gum. Mondelēz International is a proud member of the Standard and Poor’s 500, NASDAQ 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com or follow us on Twitter at www.twitter.com/MDLZ.

End Notes

1.	Adjusted Operating Income margin, Adjusted EPS and Free Cash Flow excluding items and presentation of amounts in constant currency are non-GAAP financial measures. Please see discussion of non-GAAP financial measures at the end of this press release for more information.
2.	See GAAP to non-GAAP reconciliations at the end of this press release.
3.	Mondelēz International provides its outlook on a non-GAAP basis as the company cannot predict some elements that are included in reported GAAP results, including the impact of foreign exchange. Refer to the Outlook section in the discussion of non-GAAP financial measures below for more details.

Additional Definitions

Power Brands include some of the company’s largest global and regional brands, such as Oreo, Chips Ahoy!, Ritz, TUC/Club Social and belVita biscuits; Cadbury Dairy Milk, Milka and Lacta chocolate; Trident gum; Hall’s candy; and Tang powdered beverages.

Emerging markets consist of the Latin America and Eastern Europe, Middle East and Africa regions in their entirety; the Asia Pacific region, excluding Australia, New Zealand and Japan; and the following countries from the Europe region: Poland, Czech Republic, Slovak Republic, Hungary, Bulgaria, Romania, the Baltics and the East Adriatic countries.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “expect,” “deliver,” “position,” “potential,” “target,” “outlook” and similar expressions are intended to identify the company’s forward-looking statements, including, but not limited to, statements about: the company’s future performance, including its future revenue growth, earnings per share, margins and cash flow; the company’s supply chain transformation; overheads; productivity; cash management; shared services capability and savings; the company’s investments and the results of those investments; capital expenditures; working capital; category expansion; innovation; opportunities for growth in the company’s portfolio; the company’s well-being portfolio and goals; growth in and revenues from e-commerce; execution of the company’s strategy; the costs of, timing of expenditures under and completion of the company’s restructuring program; shareholder returns; and the company’s outlook, including 2016 and 2018 Adjusted Operating Income margin and 2016 and 2018 Free Cash Flow excluding items. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the company’s control, which could cause the company’s actual results to differ materially from those indicated in its forward-looking statements. Such factors include, but are not limited to, risks from operating globally and in emerging markets; changes in currency exchange rates, controls and restrictions; continued volatility of commodity and other input costs; weakness in economic conditions; weakness or changes in consumer spending or demand; changes in consumer preferences; pricing actions; unanticipated disruptions to the company’s business; competition; the company’s reputation and brand image; the company’s global workforce; strategic transactions; the restructuring program and the company’s other transformation initiatives not yielding the anticipated benefits; changes in the assumptions on which the restructuring program is based; and tax law changes. Please also see the company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, including its most recently filed Annual Report on Form 10-K. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Financial Measures

(Unaudited)

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). However, management believes that also presenting certain non-GAAP financial measures provides additional information to facilitate comparison of the company’s historical operating results and trends in its underlying operating results, and provides additional transparency on how the company evaluates its business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the company’s performance. The company also believes that presenting these measures allows investors to view its performance using the same measures that the company uses in evaluating its financial and business performance and trends.

The company considers quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of its ongoing financial and business performance or trends. Examples of items for which the company may make adjustments include: charges related to restructuring activities; gains or losses associated with acquisitions and divestitures; gains and losses on intangible asset sales and non-cash impairments; and remeasurements of net monetary assets.

Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, the company’s non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.

Because GAAP financial measures on a forward-looking basis are not accessible and reconciling information is not available without unreasonable effort, the company has not provided that information with regard to the non-GAAP financial measures in the company’s outlook. Refer to the Outlook section below for more details.

DEFINITIONS OF THE COMPANY’S NON-GAAP FINANCIAL MEASURES

The company’s non-GAAP financial measures and corresponding metrics reflect how the company evaluates its operating results currently and provide improved comparability of operating results. Below are definitions of the non-GAAP financial measures that the company uses in this press release. As new events or circumstances arise, these definitions could change over time:

•

“Adjusted Operating Income” is defined as operating income excluding the impacts of Spin-Off Costs; the 2012-2014 Restructuring Program; the 2014-2018 Restructuring Program; the Venezuela remeasurement and deconsolidation losses and historical operating results; gains or losses (including non-cash impairment charges) on goodwill and intangible assets; divestiture (1) or acquisition gain or losses and related integration and acquisition costs; the Jacobs Douwe Egberts (“JDE”) coffee business transactions(2) gain and net incremental costs; the operating results of divestitures (1); the historical global coffee business operating results (2); and equity method investment earnings historically reported within operating income (3). The company believes that Adjusted Operating Income provides improved comparability of underlying operating results. The company also evaluates growth in the company’s Adjusted Operating Income on a constant currency basis.

•	“Adjusted EPS” is defined as diluted EPS attributable to Mondelēz International from continuing operations excluding the impacts of Spin-Off Costs; the 2012-2014 Restructuring Program; the 2014-2018 Restructuring Program; the Venezuela remeasurement and deconsolidation losses and historical operating results; losses on debt extinguishment and related expenses; gains or losses (including non-cash impairment charges) on goodwill and intangible assets; gains or losses on interest rate swaps no longer designated as accounting cash flow hedges due to changed financing and hedging plans; divestiture (1) or acquisition gain or losses and related integration and acquisition costs; the JDE coffee business transactions(2) gain, transaction hedging gains or losses and net incremental costs; gain on the equity method investment exchange; and net earnings from divestitures (1). In addition, the company has adjusted its equity method investment earnings for its proportionate share of unusual or infrequent items, such as acquisition and divestiture-related costs and restructuring program costs, recorded by the company’s JDE and Keurig Green Mountain Inc. (“Keurig”) equity method investees. The company believes that Adjusted EPS provides improved comparability of underlying operating results. The company also evaluates growth in the company’s Adjusted EPS on a constant currency basis.

•	“Free Cash Flow excluding items” is defined as Free Cash Flow (net cash provided by operating activities less capital expenditures) excluding cash payments associated with accrued interest and other related fees due to the company’s completion of a $2.5 billion cash tender offer on March 20, 2015. As Free Cash Flow excluding items is the company’s primary measure used to monitor its cash flow performance, the company believes this non-GAAP measure provides investors additional useful information when evaluating its cash from operating activities.

(1)	Divestitures include completed sales of businesses and exits of major product lines upon completion of a sale or licensing agreement.
(2)	In connection with the JDE coffee business transactions that closed on July 2, 2015, because the company exchanged its coffee interests for similarly-sized coffee interests in JDE at the time of the transaction, the company has deconsolidated and not included its historical global coffee business results within divestitures in its non-GAAP financial measures. The company continues to have an ongoing interest in the coffee business. Beginning in the third quarter of 2015, the company has included the after-tax earnings of JDE, Keurig and of its historical coffee business results within continuing results of operations. For Adjusted EPS, the company has included these earnings in equity method investment earnings and has deconsolidated its historical coffee business results from Adjusted Operating Income to facilitate comparisons of past and future coffee operating results.
(3)	Historically, the company has recorded income from equity method investments within its operating income as these investments operated as extensions of the company’s base business. Beginning in the third quarter of 2015, the company began to record the earnings from its equity method investments in after-tax equity method investment earnings outside of operating income following the deconsolidation of its coffee business. In periods prior to July 2, 2015, the company has reclassified the equity method earnings from Adjusted Operating Income to after-tax equity method investment earnings within Adjusted EPS to be consistent with the deconsolidation of its coffee business results on July 2, 2015 and in order to evaluate its operating results on a consistent basis.

See the attached schedules for supplemental financial data and corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures for the historical periods presented.

ITEMS IMPACTING COMPARABILITY OF OPERATING RESULTS

For definitions of the items impacting comparability, please refer to the company’s Form 10-Q for the quarterly period ended June 30, 2016 and Form 10-K for the fiscal year ended December 31, 2015.

OUTLOOK

The company’s outlook for Adjusted Operating Income margin and Free Cash Flow excluding items are non-GAAP financial measures that exclude or otherwise adjust for items impacting comparability of financial results such as the impact of changes in foreign currency exchange rates, restructuring activities, acquisitions and divestitures. The company is not able to reconcile its full-year 2016 and 2018 projected Adjusted Operating Income margin to its full-year 2016 and 2018 projected reported operating income margin because the company is unable to predict the timing of its Restructuring Program costs and impacts from potential acquisitions or divestitures. The company is not able to reconcile its full-year 2016 and 2018 projected Free Cash Flow excluding items to its full-year 2016 and 2018 projected net cash from operating activities because the company is unable to predict the timing of potential significant items impacting cash flow. Therefore, because of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, the company is unable to provide a reconciliation of these measures without unreasonable effort.

Schedule 1

GAAP to Non-GAAP Reconciliation

Operating Income To Adjusted Operating Income

(in millions of U.S. dollars) (Unaudited)

	Net Revenues	Operating Income	Operating Income Margin
For the Six Months Ended June 30, 2016
Reported (GAAP)	$12,757	$1,360	10.7%
2014-2018 Restructuring Program costs	—	465
Acquisition integration costs	—	6
Gain on sale of intangible asset	—	(6)
Intangible asset impairment charges	—	26
Costs associated with the JDE coffee business transactions	—	—
Divestiture-related costs	—	84
Rounding	—	(1)

Adjusted (Non-GAAP)	$12,757	$1,934	15.2%

For the Twelve Months Ended December 31, 2013
Reported (GAAP)	$35,299	$3,971	11.2%
Spin-Off Costs	—	62
2012-2014 Restructuring Program costs	—	330
Integration Program and other acquisition integration costs	—	220
Net Benefit from Indemnification Resolution	—	(336)
Remeasurement of net monetary assets in Venezuela	—	54
Historical Venezuelan operations	(795)	(192)
Historical coffee business	(3,904)	(700)
Operating income from divestiture	(70)	(12)
Gain on divestiture	—	(30)
Acquisition-related costs	—	2
Reclassification of equity method investment earnings	—	(101)

Adjusted (Non-GAAP)	$30,530	$3,268	10.7%

Schedule 2

GAAP to Non-GAAP Reconciliation

Diluted EPS to Adjusted EPS

(Unaudited)

							CAGR
	2014	2013	% Change	2015	2014	% Change	2013-2015
For the Twelve Months Ended December 31,
Diluted EPS attributable to Mondelēz International (GAAP)	$1.28	$2.19	(41.6)%	$4.44	$1.28	246.9%	42.4%
Discontinued operations	—	0.90		—	—

Diluted EPS attributable to Mondelēz International from continuing operations	$1.28	$1.29	(0.8)%	$4.44	$1.28	246.9%	85.5%
Spin-Off Costs	0.01	0.02		—	0.01
2012-2014 Restructuring Program costs	0.21	0.14		—	0.21
2014-2018 Restructuring Program costs	0.16	—		0.45	0.16
Integration Program and other acquisition integration costs	—	0.10		—	—
Net Benefit from Indemnification Resolution	—	(0.20)		—	—
Remeasurement of net monetary assets in Venezuela	0.09	0.03		0.01	0.09
Residual Tax Associated with Starbucks Arbitration	—	(0.02)		—	—
Venezuela deconsolidation loss	—	—		0.48	—
Intangible asset impairments charges	0.02	—		0.03	0.02
Income / (costs) associated with the coffee business transactions	(0.19)	—		(0.01)	(0.19)
Gain on the coffee business transactions	—	—		(4.05)	—
Loss related to interest rate swaps	—	—		0.01	—
Net earnings from Venezuelan subsidiaries	(0.05)	(0.08)		(0.10)	(0.05)
Net earnings from divestiture	(0.01)	—		0.02	(0.01)
Gains on acquisition and divestitures, net	—	(0.04)		—	—
Loss on divestiture	—	—		0.01	—
Equity method investee acquisition-related and other adjustments	—	—		0.07	—
Loss on debt extinguishment and related expenses	0.18	0.22		0.29	0.18

Adjusted EPS (Non-GAAP)	$1.70	$1.46	16.4%	$1.65	$1.70	(2.9)%	6.3%
Impact of unfavorable currency	0.08	—		0.28	—

Adjusted EPS @ Constant FX (Non-GAAP)	$1.78	$1.46	21.9%	$1.93	$1.70	13.5%	17.6%